Exhibit 5.1

200 East Randolph Drive
Chicago, Illinois 60601
Carter W. Emerson
To Call Writer Directly:	312 861-2000	Facsimile:
312 861-2052		312 861-2200
cemerson@kirkland.com	www.kirkland.com
November 16, 2006
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
Ladies and Gentlemen:
     We are providing this letter in our capacity as special counsel to Exide Technologies, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), with the Securities Exchange Commission (the “Commission”) on the date hereof, covering the offering by certain stockholders of the Company of up to an aggregate of 28,160,234 shares of the common stock of the Company, $0.01 par value per share (the “Shares”). All of the Shares are being registered on behalf of certain stockholders of the Company.
     In that connection, we have examined such documents, records, certificates, memoranda and other instruments deemed necessary as a basis for this opinion.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the selling stockholders and officers and other representatives of the Company.

London	Los Angeles	Munich	New York	San Francisco	Washington, D.C.

Exide Technologies
November 16, 2006

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.
     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Exide Technologies
November 16, 2006

Sincerely, / S / KIRKLAND & ELLIS LLP KIRKLAND & ELLIS LLP